EXHIBIT 5(a)
                           O'CONNOR, BROUDE & ARONSON
                                ATTORNEYS AT LAW
                         THE BAY COLONY CORPORATE CENTER
                           ROUTE 128 AND WINTER STREET
                          950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154
                                    --------
                                  617-890-6600





                                                               December 19, 1996




Board of Directors
OMNI MultiMedia Group, Inc.
50 Howe Street
Millbury, Massachusetts  01527-3298

                            Re: OMNI MultiMedia Group, Inc.
                                ---------------------------


Gentlemen:

     This firm represents OMNI MultiMedia Group, Inc., a Delaware corporation (hereinafter the "Corporation"), in connection with the proposed public offering described below.

         In our capacity as securities counsel to the Corporation, we are familiar with the Certificate of Incorporation of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of Post-Effective Amendment No. 1 to the Corporation's Registration Statement on Form S-3 (the "Registration Statement") thereto covering a public offering by the Corporation of 3,955,824 shares of its Common Stock, $.01 par value per share (the "Common Stock"), issuable upon conversion of the issued Series A Convertible Preferred Stock (the "Private Placement").


     Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares are issued in compliance with the General Corporation Law of the State of Delaware, fully paid and non-assessable.




Board of Directors
Re:  OMNI MultiMedia Group, Inc.
December 19, 1996
Page 2





     This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement.

                                                     Very truly yours,

                                                     O'CONNOR, BROUDE & ARONSON



                                                     By: /s/ Neil H. Aronson
                                                        -----------------------
                                                         Neil H. Aronson

NHA:ACB:tav